Exhibit 99.1

SHAPEWAYS ANNOUNCES DEFINITIVE AGREEMENT TO SELL SOFTWARE ASSETS

New York, NY, May 7, 2024 – Shapeways Holdings, Inc. (NASDAQ: SHPW) (“Shapeways” or the “Company”), a leader in the large and fast-growing digital manufacturing industry, today announced that it has entered into an asset purchase agreement in connection with the sale of its software business to OTTO dms, Inc., an entity wholly-owned by Shapeways’ Chief Executive Officer, Greg Kress and the Executive of Shapeways’ software business unit, Greg Rothman.

As previously disclosed, the Company has been working with advisors while considering strategic alternatives, and is actively taking steps to sell a material portion of the Company’s assets. In the course of market checks conducted by the Company’s advisors and preliminary discussions with potential purchasers, the Company has received indications of interest to acquire either its manufacturing business or software business, but not both together.

Based on that feedback, the Shapeways Board of Directors formed an independent Special Committee to oversee the divestment or liquidation of the Company’s software business. The Special Committee engaged outside advisors and pursued a competitive process to sell the Company’s software assets, which resulted in the Company accepting a management-led proposal to purchase the software business.

The transaction is expected to close on or around May 20, 2024, subject to customary closing conditions. The transaction is limited to the sale of the Company’s OTTO and MFG assets, and does not affect its proprietary, internal-use software, “InShape,” which enables the Company to fully digitize the end-to-end manufacturing workflow and is used by its internal manufacturing locations and external supply chain partners.

Following the closing of the transaction, Mr. Kress will remain the full-time Chief Executive Officer of Shapeways Holdings, Inc and Mr. Rothman is expected to lead the newly independent, privately-held software business after the transaction closes. The transaction was approved by the Special Committee, Audit Committee, and Board of Directors.

The Company is continuing to pursue strategic alternatives for the core manufacturing business, and is engaged in ongoing discussions with potential acquirers. There can be no assurance that any of these discussions will result in any transaction.

About Shapeways

Shapeways is a global leader in digital manufacturing, combining additive and traditional technologies with proprietary software solutions designed for other manufacturers and their customers, reducing costs, and improving supply chains. Partnering with hundreds of companies engaged in industrial applications like automotive, medical, and transportation, as well as aerospace and defense, Shapeways helps them scale their businesses, solve complex problems in product development, and achieve critical manufacturing milestones.
With access to a dozen additive technologies, six conventional manufacturing methods, and hundreds of materials and finishes, Shapeways ensures production of quality parts with the right technologies, at the right time, and at the right cost.

With ISO 9001-compliant manufacturing facilities in Livonia and Charlotte, Michigan, and Eindhoven, the Netherlands, Shapeways operates globally and has delivered more than 24 million parts to more than 1 million customers in more than 180 countries. For more information, visit www.shapeways.com.

Contact Information

Investor Relations
investors@shapeways.com

Media Relations
press@shapeways.com

Special Note Regarding Forward-Looking Statements

Certain statements included in this press release are not historical facts and are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as "believe," "may," "will," "estimate," "continue," "anticipate," "intend," "expect," "should," "would," "plan," "predict," "potential," "seem," "seek," "future," "outlook," and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. All statements, other than statements of present or historical fact included in this press release, regarding the proposed transaction and the anticipated timing of the closing thereof; the plans of the Company’s management; the sale or liquidation of some or all of the Company's assets via merger, business combination, or other strategic transaction, and the timing and/or impact of any such divestiture, liquidation or other potential transactions, are forward-looking statements. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on as, a guarantee, an assurance, a prediction, or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of the Company. These forward-looking statements are subject to a number of risks and uncertainties, including the risk that the proposed transaction will not be completed on the anticipated terms and/or timing; the risk that the closing conditions of the proposed transaction are not satisfied and the transaction is not consummated; the risk that exploration of strategic alternatives for the manufacturing business may not result in any definitive transaction and may create a distraction or uncertainty that may adversely affect the Company’s operating results, business, or investor perceptions; the effect of the announcement or pendency of the proposed transaction on Shapeways’ business, financial condition, and operating results; risks that the proposed transaction disrupts current plans and operations of Shapeways and the ability of Shapeways to retain key personnel; changes in domestic and foreign business, financial, geopolitical, legal, and market conditions; and those factors discussed under the heading "Risk Factors" in Shapeways’ most recent Form 10-K, most recent Form 10-Q, and other documents Shapeways has filed, or will file, with the Securities and Exchange Commission. If any of these risks materialize or the Company’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that the Company does not presently know, or that the Company currently believes are immaterial, that could also cause actual results to differ from those contained in forward-looking statements. In addition, forward-looking statements reflect the Company's expectations, plans, or forecasts of future events and views as of the date of this press release. The Company anticipates that subsequent events and developments will cause its assessments to change. However, while the Company may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company's assessments of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon forward-looking statements.